EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of Amerityre Corporation (the "Company") on Form 10-K for the year ended June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lynda R. Keeton-Cardno, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Lynda R. Keeton-Cardno
Lynda R. Keeton-Cardno
Chief Financial Officer
(Principal Financial Officer)

September 23, 2016